EXHIBIT 99.1

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Plan of Merger”) was approved on December 22, 2002 by Next, Inc. (“Next”), a Delaware corporation, by written consent adopted by its directors and sole shareholder on said date and Sporting Magic, Inc. (“Sporting Magic”), a Delaware corporation, by written consent adopted by its directors on said date.

1.    The Merger.    Next and Sporting Magic shall, in accordance with the Delaware General Corporation Law (the “Act”), be merged with and into a single corporation (the “Merger”), to wit, Sporting Magic, which shall be the surviving corporation upon the effective time of the Merger (the “Effective Time”) and which is sometimes hereinafter referred to as the “Surviving Corporation,” and which shall continue to exist as the Surviving Corporation pursuant to the provisions of the Act. The separate existence of Next, which is sometimes hereinafter referred to as the “Terminating Corporation,” shall cease upon the Effective Time in accordance with the provisions of the Act.

2.    Certificate of Incorporation.    The Certificate of Incorporation of the Surviving Corporation upon the Effective Time of the Merger shall become the Certificate of Incorporation of the Surviving Corporation and shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Act.

3.    Bylaws.    The bylaws of the Surviving Corporation as in force and effect upon the Effective Time of the Merger shall, continue to be the bylaws of the Surviving Corporation (the “Bylaws”) and shall continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Act.

4.    Officers and Directors.    The directors and officers of the Surviving Corporation in office upon the Effective Time of the Merger shall continue to be the directors and officers of the Surviving Corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws.

5.    Merger Consideration.    Upon the Effective Time of the Merger, (i) each issued and outstanding share of stock of Next shall be cancelled without payment of consideration therefore, (ii) each share of stock held in the treasury of Next shall be canceled without payment of consideration therefore, and (iii) each issued and outstanding share of Sporting Magic capital stock shall be unaffected by the Merger.

6.    Approval.    The Agreement and Plan of Merger has been approved by the directors of Sporting Magic in accordance with the first sentence of Section 251(f) of the Act and by the directors and the sole shareholder of Next by written resolution in the manner prescribed by the Act.

7.    Filing.    In the event that the Plan of Merger shall have been approved by the shareholders entitled to vote of the Terminating Corporation and of the Surviving Corporation in the manner prescribed by the provisions of the Act, the Terminating Corporation and the Surviving Corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Delaware, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the Merger.

8.    Further Authorization.    The directors and the proper officers of the Terminating Corporation and of the Surviving Corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the Merger provided for herein.

CERTIFICATION

I, the undersigned Secretary of Sporting Magic, Inc., hereby certify that this Agreement and Plan of Merger has been adopted pursuant to the first sentence of Section 251(f) of Delaware General Corporation Law and that the conditions specified in that sentence have been satisfied.

/S/ CHARLES L. THOMPSON
Charles L. Thompson, Secretary of Sporting Magic, Inc.

This Merger has been approved by the sole shareholder of Next, Inc.

/S/ W. SCOTT MCGINNESS, JR.
Secretary Next, Inc.

2